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                                                                  EXHIBIT 10.47

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Mike Sileck ("Employee") and USA Networks, Inc., a Delaware corporation (the "Company"), and is effective October 12, 1999 (the "Effective Date").

          WHEREAS, Employee and USA Networks, a New York general partnership and an affiliate of the Company ("Networks"), are parties to an Employment Agreement, dated July __, 1999 and effective September 13, 1999 (the "Existing Employment Agreement").

          WHEREAS, Employee and Networks desire to terminate the Existing Employment Agreement, and the Company desires to establish its right to the services of Employee, in the capacity described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1. EMPLOYMENT. The Company agrees to employ Employee as Senior Vice President and Chief Financial Officer of the Company, and Employee accepts and agrees to such employment, effective as of the date on which the Board of Directors of the Company or a Committee thereof approves such appointment. As Senior Vice President and Chief Financial Officer of the Company, the Employee shall have responsibility for the financial and administrative operations of the Company. Notwithstanding the foregoing, during Employee's employment with the Company, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with the Company, Employee shall report directly to the Vice Chairman of the Company or such person(s) as from time to time may be designated by the Company (hereinafter referred to as the "Reporting Officer"). Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Reporting Officer, to the extent consistent with Employee's position and status. Employee agrees to devote all of Employee's working time, attention and efforts to the Company and to perform the duties of Employee's position in accordance with the Company's policies as in effect from time to time. Employee's principal place of employment shall be the Company's offices located in New York, New York.

2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years, unless sooner terminated in accordance with the provisions of Section 1 of the Terms and Conditions attached hereto.

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3.   COMPENSATION.

     (a) BASE SALARY. During the Term, the Company shall pay Employee an annual base salary of $400,000 (the "Base Salary"), payable in equal biweekly installments or in accordance with the Company's payroll practice as in effect from time to time. For all purposes under this Agreement, the term "Base Salary" shall refer to Base Salary as in effect from time to time.

     (b) DISCRETIONARY BONUS. During the Term, Employee shall be eligible to receive discretionary annual bonuses.

     (c) STOCK OPTION. In consideration of Employee's entering into this Agreement and as an inducement to join the Company, Employee shall be granted under USA Networks, Inc.'s 1997 Stock and Annual Incentive Plan (the "Plan") a non-qualified stock option (the "Option") to purchase an additional 37,500 shares of the Company's common stock, par value $.0l per share (the "Common Stock"), subject to the approval of the Compensation Committee of the Board of Directors of the Company. The date of grant of the Option shall be the later of
(x) the Effective Date and (y) the date on which the grant is approved by such Compensation Committee. The exercise price of the Option shall equal the last reported sales price of the Common Stock in the over-the-counter market (or such other market on which the Common Stock is then traded) on the date preceding the date of grant. Such Option shall vest and become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the Effective Date, provided that the Option shall become 100% vested and exercisable upon a Change in Control (as such term is defined in the Plan). The Option shall expire upon the earlier to occur of (i) ten years from the date of grant (the "Option Term") or (ii) except as otherwise provided in the Option award agreement, 90 days following the termination of Employee's employment with the Company for any reason. Other than acceleration of the Option following a Change in Control, the Option shall not otherwise become vested and exercisable as a result of the termination or non-renewal of this Agreement (or the termination of Employee's employment with the Company) for any reason.

     (d) BENEFITS. During the Term, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company on the same basis as that provided to similarly situated employees of the Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

          (i) REIMBURSEMENT FOR BUSINESS EXPENSES. During the Term, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated employees and in accordance with the Company's policies as in effect from time to time.

          (ii) RELOCATION EXPENSES. (A) Networks shall reimburse Employee for all reasonable and necessary commission expenses incurred by Employee in connection with the sale of his house in order to relocate to commence employment with Networks, but in no event shall the amount reimbursed exceed 6% of the sales price of such house.


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               (B)  Networks shall reimburse Employee for all reasonable and necessary moving expenses incurred by Employee in connection with his relocation in accordance with Networks' policies as in effect from time to time.

          (iii) VACATION. During the Term, Employee shall be entitled to such number of weeks of paid vacation per year as are provided to similarly situated employees of the Company in accordance with the plans, policies, programs and practices of the Company.

          (iv) MEDICAL EXPENSES. Networks shall reimburse Employee for any amounts paid by Employee to obtain medical benefits under COBRA during the period between termination of Employee's employment immediately prior to commencing employment with Networks and the date on which Employee commences coverage under the medical benefits plan of Networks or the Company, whichever occurs first.

4. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

         If to the Company:             USA Networks, Inc.
                                        152 West 57th Street
                                        New York, New York  10019
                                        Attention:  General Counsel

         If to the Employee:            Mike Sileck
                                        5 Charles Court
                                        Chappaqua, New York 10514


Either party may change such party's address for notices by notice duly given pursuant hereto.

5. GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of New York without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in New York, or, if not maintainable therein, then in an appropriate New York state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement


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and are binding and enforceable provisions of this Agreement. References to
"this Agreement" or the use of the term "hereof" shall refer to this Agreement and the Terms and Conditions attached hereto, taken as a whole.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement on November 2, 1999.

                                      USA NETWORKS, INC.

                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:
                                                   -----------------------
                                                       MIKE SILECK


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                              TERMS AND CONDITIONS

1.   TERMINATION OF EMPLOYEE'S EMPLOYMENT.

     (a) DEATH. In the event Employee's employment hereunder is terminated by reason of Employee's death, the Company shall pay Employee's designated beneficiary or beneficiaries, within 30 days of Employee's death in a lump sum in cash, Employee's Base Salary through the end of the month in which death occurs and any Accrued Obligations (as defined in paragraph 1(f) below).

     (b) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of Employee's duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 6 hereof), Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with the Company due to Disability, the Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company. Upon termination of Employee's employment due to Disability, the Company shall pay Employee within 30 days of such termination
(i) Employee's Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company; and (ii) any Accrued Obligations (as defined in paragraph 1(f) below).

     (c) TERMINATION FOR CAUSE. The Company may terminate Employee's employment under this Agreement for Cause at any time prior to the expiration of the Term. As used herein, "Cause" shall mean: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; PROVIDED, HOWEVER, that after indictment, the Company may suspend Employee from the rendition of services, but without limiting or modifying in any other way the Company's obligations under this Agreement; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 hereof; or (iv) the willful or gross neglect by Employee of the material duties required by this Agreement. In the event of Employee's termination for Cause, this Agreement shall terminate without further obligation by the Company, except for the payment of any Accrued Obligations (as defined in paragraph 1(f) below).

     (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE. If Employee's employment is terminated by the Company for any reason other than Employee's death or Disability or for Cause, then (i) the Company shall pay Employee the Base Salary through the end of the Term over the course of the then remaining

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Term; and (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in paragraph 1(f) below).

     (e) MITIGATION; OFFSET. In the event of termination of Employee's employment prior to the end of the Term, Employee shall use reasonable best efforts to seek other employment and to take other reasonable actions to mitigate the amounts payable under Section 1 hereof. If Employee obtains other employment during the Term, the amount of any payment or benefit provided for under Section 1 hereof which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with or services provided to another employer after the date of Employee's termination of employment and prior to the otherwise applicable expiration of the Term, and all future amounts payable by the Company to Employee during the remainder of the Term shall be offset by the amount earned by Employee from another employer. For purposes of this Section 1(e), Employee shall have an obligation to inform the Company regarding Employee's employment status following termination and during the period encompassing the Term.

     (f) ACCRUED OBLIGATIONS. As used in this Agreement, "Accrued Obligations" shall mean the sum of (i) any portion of Employee's Base Salary through the date of death or termination of employment for any reason, as the case may be, which has not yet been paid; and (ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

     2.   CONFIDENTIAL INFORMATION; NON-SOLICITATION; AND PROPRIETARY RIGHTS.

     (a) CONFIDENTIALITY. Employee acknowledges that while employed by the Company Employee will occupy a position of trust and confidence. Employee shall not, except as may be required to perform Employee's duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Employee's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company or any of its subsidiaries or affiliates. "Confidential Information" shall mean information about the Company or any of its subsidiaries or affiliates, and their clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Employee in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage. Employee agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of Employee's employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Employee in the course of Employee's employment by the Company and its subsidiaries or affiliates. As used in this Agreement,


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"subsidiaries" and "affiliates" shall mean any company controlled by, controlling or under common control with the Company.

     (b) NON-SOLICITATION OF EMPLOYEES. Employee recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates. Employee recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Employee because of Employee's business position with the Company. Employee agrees that, during the Term (and for a period of 12 months beyond the expiration of the Term), Employee will not, directly or indirectly, solicit or recruit any employee of the Company or any of its subsidiaries or affiliates for the purpose of being employed by Employee or by any business, individual, partnership, firm, corporation or other entity on whose behalf Employee is acting as an agent, representative or employee and that Employee will not convey any such confidential information or trade secrets about other employees of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Employee's duties hereunder.

     (c) PROPRIETARY RIGHTS; ASSIGNMENT. All Employee Developments shall be made for hire by the Employee for the Company or any of its subsidiaries or affiliates. "Employee Developments" means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship that (i) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to the Employee or work performed by the Employee for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours. All Confidential Information and all Employee Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates. The Employee shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term. To the extent the Employee may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, the Employee hereby assigns to the Company all such proprietary rights. The Employee shall, both during and after the Term, upon the Company's request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company's rights in Confidential Information and Employee Developments.

     (d) COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term, Employee shall adhere to the policies and standards of professionalism set forth in the Company's Policies and Procedures as they may exist from time to time.

     (e) REMEDIES FOR BREACH. Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages


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flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Section 2 the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Section 2 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.

     (f) SURVIVAL OF PROVISIONS. The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of Employee's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3. TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement, including, without limitation, the Existing Employment Agreement. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach an employment agreement with Employee's current employer prior to the natural expiration date of such agreement

4. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder, provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the "Company" shall refer to such successor.

5. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6. HEADING REFERENCES. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to "this Agreement" or the use of the term "hereof" shall refer to these Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.


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7.   WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto. Notwithstanding anything to the contrary herein, neither the assignment of Employee to a different Reporting Officer due to a reorganization or an internal restructuring of the Company or its affiliated companies nor a change in the title of the Reporting Officer shall constitute a modification or a breach of this Agreement.

8. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for acts and omissions in Employee's capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; PROVIDED, HOWEVER, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Employee for any losses incurred by Employee as a result of acts described in Section 1(c) of this Agreement.

ACKNOWLEDGED AND AGREED:

Date: November 2, 1999

                             USA NETWORKS, INC.

                             By:    /s/ Thomas J. Kuhn
                                    -----------------------
                                    Senior Vice President, General Counsel
                                    and Secretary

                             /s/ Mike Sileck
                             ------------------------------
                                               MIKE SILECK

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